Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

GSA Determines That No Suspension or Debarment of CACI is Necessary

Arlington, Virginia, July 7, 2004 - CACI International Inc (NYSE: CAI) announced today that it has received a letter from the General Services Administration (GSA) Suspension and Debarment Official concluding that it is not necessary to suspend or debar CACI.

After reviewing the materials and information presented by CACI, GSA requested additional information illustrating CACI's understanding that all parties to a transaction, including contractors, are responsible for ensuring that the rules are followed and the integrity of the system maintained.

CACI welcomes the opportunity to provide the additional information requested by GSA in order to eliminate any misunderstandings and clearly convey its commitment to complying with all of the rules governing purchases by the U.S. Government.

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom (an economic downturn in the UK is affecting CACI's UK operations), including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S military operations in Iraq; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or scheduled contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:

Jody Brown
Senior Vice President, Public Relations
(703) 841-7801, jbrown@caci.com